Exhibit 99.1

Investors and Media:

Kyle Bland: 630-824-1987

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2016 RESULTS AND PROVIDES FULL-YEAR 2017 GUIDANCE

•	Net income attributable to SXCP was $45.9 million and $119.1 million in fourth quarter and full-year 2016, respectively

•	Adjusted EBITDA attributable to SXCP increased $19.9 million to $76.7 million in fourth quarter 2016, primarily due to the recognition of higher CMT deferred revenue

•	Full-year 2016 Adjusted EBITDA attributable to SXCP increased $18.2 million to $209.7 million, in line with guidance and driving full-year distributable cash flow of $152.3 million

•	Repaid $10 million of borrowings in the quarter, pushing full-year 2016 total to $85 million net debt reduction

•	Full-year 2017 Adjusted EBITDA attributable to SXCP guidance of $210 million to $220 million

LISLE, Ill. (January 26, 2017) - SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported fourth quarter 2016 net income attributable to SXCP of $45.9 million, up $9.6 million versus the same prior year period. Fourth quarter Adjusted EBITDA attributable to SXCP was $76.7 million, up $19.9 million versus the prior year period primarily due to the recognition of CMT deferred revenue.

Full-year 2016 net income attributable to SXCP was $119.1 million, representing a $33.7 million increase versus the same prior year period. The Company delivered full-year 2016 Adjusted EBITDA attributable to SXCP of $209.7 million which was $18.2 million higher than full-year 2015 and in line with its full-year guidance of between $207 million and $217 million.

“Fourth quarter and full-year results were in line with expectations, and again illustrate the ability for our coke and coal logistics segments to consistently generate stable results,” said Fritz Henderson, President, Chairman and Chief Executive Officer of SunCoke Energy Partners, L.P. “In 2016, we set out to manage through the challenging market conditions that our customers faced while continuing to focus on de-levering our balance sheet and achieving our financial objectives. I am pleased that we have successfully delivered against these initiatives.”

Looking forward, the Company expects 2017 Adjusted EBITDA attributable to SXCP to be between $210 million and $220 million. This outlook reflects higher Coal Logistics volumes and sustained Domestic Coke performance.

Henderson continued, “As we move into 2017, we are focused on executing against our 2017 objectives and delivering value to SunCoke unitholders.”

2016 CONSOLIDATED RESULTS(1)

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2016	2015	Increase/ (Decrease)	2016	2015	Increase/ (Decrease)
Sales and other operating revenue	$218.3	$217.4	$0.9	$779.7	$838.5	$(58.8)
Net Income attributable to SXCP(2)	$45.9	$36.3	$9.6	$119.1	$85.4	$33.7
Adjusted EBITDA(3)	$77.4	$57.6	$19.8	$213.0	$201.3	$11.7

(1)	The current and prior year periods are not comparable due the contribution of Convent Marine Terminal, which was acquired on August 12, 2015.
(2)	Net income attributable to SXCP includes the impacts of SXCP’s 75 percent ownership interest in Granite City from January 13, 2015 through August 12, 2015 and SXCP’s 98 percent ownership interest in Granite City from August 13, 2015 through December 31, 2016, respectively.
(3)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Total revenues increased $0.9 million to $218.3 million in the fourth quarter 2016, while full-year revenues decreased $58.8 million to $779.7 million. The quarter results reflect the pass-through of lower coal prices in our cokemaking business offset by the recognition of a full-year of deferred revenue at the Convent Marine Terminal (“CMT”) facility. Full-year revenues benefited from a full-year contribution of the CMT acquisition, but this was more than offset by the pass-through of lower coal prices and lower sales volumes in the Domestic Coke and Coal Logistics segments.

Net income attributable to SXCP increased $9.6 million to $45.9 million in the fourth quarter 2016, while full-year 2016 net income attributable to SXCP increased $33.7 million to $119.1 million. Both the quarter and full-year results benefited from the positive contributions of CMT as previously discussed. Additionally, the full-year results were impacted by current year gains on extinguishment of debt of $25.0 million and favorable fair value adjustments to our contingent consideration obligation of $10.1 million.

Adjusted EBITDA was $77.4 million and $213.0 million in fourth quarter and full-year 2016, respectively, an increase of $19.8 million and $11.7 million, compared to the same prior year periods. Both the quarter and full-year results benefited from increases of $21.9 million and $29.9 million, respectively, at our CMT facility as described above, partially offset by lower year-over-year operating results in our Domestic Coke segment of $3.1 million and $10.1 million in the fourth quarter and full-year 2016, respectively driven by a turbine failure at our Haverhill facility in the fourth quarter as well as lower energy sales and coal-to-coke yield gains in the full-year period.

FOURTH QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke segment consists of our 98 percent interest in the Haverhill, Middletown and Granite City cokemaking facilities.

	Three Months Ended December 31,
(Dollars in millions)	2016	2015	Increase/ (Decrease)
Sales and other operating revenue	$164.6	$182.7	$(18.1)
Adjusted EBITDA(1)	$36.7	$39.8	$(3.1)
Sales Volume (in thousands of tons)	581	583	(2)
Adjusted EBITDA per ton(2)	$63.17	$68.27	$(5.10)

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

•	Revenues were lower due primarily to the pass-through of lower coal prices and decreased energy sales due to a turbine failure at our Haverhill facility.

•	Adjusted EBITDA decreased $3.1 million to $36.7 million, primarily reflecting lower energy sales and increased operating costs due to the turbine failure noted above.

Coal Logistics

Coal Logistics consists of the coal handling and mixing services operated by SXCP at our Convent Marine Terminal (“CMT”), Lake Terminal and Kanawha River Terminals (“KRT”). The current and prior year periods are not comparable due to the recognition of a full-year of deferred revenue at CMT in 2016.

	Three Months Ended December 31,
(Dollars in millions)	2016	2015	Increase/ (Decrease)
Sales and other operating revenue	$53.7	$34.7	$19.0
Adjusted EBITDA(1)	45.0	21.1	23.9
Tons handled, excluding CMT (thousands of tons)(2)	3,710	4,160	(450)
Tons handled by CMT (thousands of tons)(2)	1,731	1,395	336

(1)	See definitions of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.

•	Revenues were up $19.0 million, driven by a $18.0 million increase in revenue at CMT due primarily to higher deferred revenue recognized in the period related to volume short-falls over the full-year versus only a partial year in 2015, partially offset by lower volumes at KRT and Lake Terminal.

•	Adjusted EBITDA was up $23.9 million, driven primarily by a $21.9 million increase in Adjusted EBITDA at CMT resulting from higher deferred revenue recognized.

Corporate and Other

Corporate and other costs of $4.3 million in fourth quarter 2016 increased $1.0 million over the same prior year period primarily due to an allocation of higher costs from SunCoke and unfavorable mark-to-market adjustments on deferred compensation driven by changes in the Partnership’s unit price.

RELATED COMMUNICATIONS

The Partnership will host an investor conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Investors may participate on this call by dialing 1-866-393-4306 in the U.S. or 1-617-826-1698 if outside the U.S., confirmation code 47873365. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic coal handling services to the coke, coal, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 45 million tons of coal each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for changes to our contingent consideration liability related to our acquisition of CMT and the expiration of certain acquired contractual obligations. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses.

•	Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Coal Logistics deferred revenue, less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•	Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Income

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$218.3	$217.4	$779.7	$838.5

Costs and operating expenses
Cost of products sold and operating expenses	128.9	146.9	517.2	599.6
Selling, general and administrative expenses	10.2	9.6	38.7	34.3
Depreciation and amortization expense	20.4	20.4	77.7	67.4

Total costs and operating expenses	159.5	176.9	633.6	701.3

Operating income	58.8	40.5	146.1	137.2
Interest expense, net	12.0	13.8	47.7	48.2
Gain on extinguishment of debt	(0.1)	(10.1)	(25.0)	(0.7)

Income before income tax expense	46.9	36.8	123.4	89.7
Income tax expense (benefit)	0.6	(0.1)	2.0	(2.5)

Net income	$46.3	$36.9	$121.4	$92.2
Less: Net income attributable to noncontrolling interests	0.4	0.6	2.3	6.2

Net income attributable to SunCoke Energy Partners, L.P./Previous Owner	$45.9	$36.3	$119.1	$86.0

Less: Net income attributable to Previous Owner(1)	—	—	—	0.6

Net income attributable to SunCoke Energy Partners, L.P.	$45.9	$36.3	$119.1	$85.4

General partner’s interest in net income	$10.0	$3.5	$23.6	$8.6
Limited partners’ interest in net income	$35.9	$32.8	$95.5	$77.4
Net income per common unit (basic and diluted)	$0.78	$0.71	$2.07	$1.92
Net income per subordinated unit (basic and diluted)	$—	$0.71	$—	$1.71
Weighted average common units outstanding (basic and diluted)	46.2	30.6	46.2	26.2
Weighted average subordinated units outstanding (basic and diluted)	—	15.7	—	15.7

(1)	Reflects net income generated by our Granite City facility prior to the Granite City Dropdown on January 13, 2015.

SunCoke Energy Partners, L.P.

Consolidated Balance Sheets

	December 31,
	2016	2015
	(Unaudited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$41.8	$48.6
Receivables	39.7	40.0
Receivables from affiliates, net	—	1.4
Inventories	66.9	77.1
Other current assets	1.6	2.0

Total current assets	150.0	169.1

Restricted cash	0.5	17.7
Properties, plants and equipment (net of accumulated depreciation of $352.6 million, and $291.1million at December 31, 2016 and 2015, respectively)	1,294.9	1,326.5
Goodwill	73.5	67.7
Other intangible assets	176.7	187.4
Deferred charges and other assets	0.4	0.5

Total assets	$1,696.0	$1,768.9

Liabilities and Equity
Accounts payable	$47.0	$45.3
Accrued liabilities	11.7	10.8
Deferred revenue	2.5	2.1
Payable to affiliate, net	4.7	—
Current portion of long-term debt and financing obligation	4.9	1.1
Interest payable	14.7	17.5

Total current liabilities	85.5	76.8

Long-term debt and financing obligation	805.7	894.5
Deferred income taxes	37.9	38.0
Other deferred credits and liabilities	13.2	14.6

Total liabilities	942.3	1,023.9

Equity
Held by public:
Common units 20,800,181, and 20,787,744 units issued at December 31, 2016 and 2015, respectively)	296.9	300.0
Held by parent:
Common units 25,415,696 and 9,705,999 units issued at December 31, 2016 and 2015, respectively)	410.3	211.0
Subordinated units (issued zero units at December 31, 2016 and 15,709,697 units at December 31, 2015)	—	203.3
General partner interest	32.1	15.1

Partners’ capital attributable to SunCoke Energy Partners, L.P.	739.3	729.4
Noncontrolling interest	14.4	15.6

Total equity	753.7	745.0

Total liabilities and equity	$1,696.0	$1,768.9

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Cash Flows

	Years Ended December 31,
	2016	2015
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$121.4	$92.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	77.7	67.4
Deferred income tax benefit	(0.1)	(2.5)
Gain on extinguishment of debt	(25.0)	(0.7)
Changes in working capital pertaining to operating activities (net of the effects of acquisition):
Receivables	0.3	(8.6)
Receivables/payables from affiliate, net	4.7	3.3
Inventories	10.2	15.0
Accounts payable	2.3	(12.1)
Accrued liabilities	0.5	(1.0)
Deferred revenue	0.4	(4.4)
Interest payable	(2.8)	0.5
Other	(6.0)	0.3

Net cash provided by operating activities	183.6	149.4

Cash Flows from Investing Activities:
Capital expenditures	(37.1)	(42.3)
Acquisitions of business, net of cash received	—	(191.7)
Decrease (increase) in restricted cash	17.2	(17.7)
Other investing activities	2.1	—

Net cash used in investing activities	(17.8)	(251.7)

Cash Flows from Financing Activities:
Proceeds from issuance of common units, net of offering costs	—	30.0
Proceeds from issuance of long-term debt	—	260.8
Repayment of long-term debt	(66.1)	(231.3)
Debt issuance costs	(0.2)	(5.3)
Proceeds from revolving credit facility	28.0	232.0
Repayment of revolving credit facility	(38.0)	(50.0)
Proceeds from financing obligation	16.2	—
Repayment of financing obligation	(1.0)	—
Distributions to unitholders (public and parent)	(116.4)	(104.5)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(3.5)	(3.6)
Common public unit repurchases	—	(12.8)
Capital contribution from SunCoke Energy Partners GP LLC	8.4	2.3

Net cash (used in) provided by financing activities	(172.6)	117.6

Net (decrease) increase in cash and cash equivalents	(6.8)	15.3
Cash and cash equivalents at beginning of year	48.6	33.3

Cash and cash equivalents at end of year	$41.8	$48.6

Supplemental Disclosure of Cash Flow Information
Interest paid	$54.0	$49.8
Income taxes paid	$1.5	$0.8

SunCoke Energy Partners, L.P.

Segment Operating Data

The following tables set forth financial and operating data for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016(1)	2015(1)
	(Dollars in millions)
Sales and other operating revenue:
Domestic Coke	$164.6	$182.7	$681.8	$763.8
Coal Logistics	53.7	34.7	97.9	74.7
Coal Logistics intersegment sales	1.4	1.5	6.1	6.5
Elimination of intersegment sales	(1.4)	(1.5)	(6.1)	(6.5)

Total	$218.3	$217.4	$779.7	$838.5

Adjusted EBITDA(2):
Domestic Coke	$36.7	$39.8	$167.0	$177.1
Coal Logistics	45.0	21.1	63.2	38.0
Corporate and Other	(4.3)	(3.3)	(17.2)	(13.8)

Total	$77.4	$57.6	$213.0	$201.3

Coke Operating Data:
Domestic Coke capacity utilization (%)	101	103	101	105
Domestic Coke production volumes (thousands of tons)	583	595	2,334	2,423
Domestic Coke sales volumes (thousands of tons)	581	583	2,336	2,409
Domestic Coke Adjusted EBITDA per ton(3)	$63.17	$68.27	$71.49	$73.52
Coal Logistics Operating Data:
Tons handled, excluding CMT (thousands of tons)(4)	3,710	4,160	12,976	16,652
Tons handled by CMT (thousands of tons)(4)	1,731	1,395	4,493	2,212

(1)	The current and prior full year periods are not comparable due to the impact of CMT, which was acquired on August 12, 2015.
(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Cash Provided by Operating Activities to Net Income and Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Dollars in millions)
Net cash provided by operating activities	$43.6	$61.2	$183.6	$149.4
Subtract:
Depreciation and amortization expense	20.4	20.4	77.7	67.4
Gain on extinguishment of debt	(0.1)	(10.1)	(25.0)	(0.7)
Changes in working capital and other	(23.0)	14.0	9.5	(9.5)

Net income	$46.3	$36.9	$121.4	$92.2

Add:
Depreciation and amortization expense	$20.4	$20.4	$77.7	$67.4
Interest expense, net	12.0	13.8	47.7	48.2
Gain on extinguishment of debt	(0.1)	(10.1)	(25.0)	(0.7)
Income tax (benefit) expense	0.6	(0.1)	2.0	(2.5)
Contingent consideration adjustments(1)	(1.8)	—	(10.1)	—
Non-cash reversal of acquired contractual obligation(2)	—	(3.3)	(0.7)	(3.3)

Adjusted EBITDA	$77.4	$57.6	$213.0	$201.3

Subtract:
Adjusted EBITDA attributable to Previous Owner(3)	$—	$—	$—	$1.5
Adjusted EBITDA attributable to noncontrolling interest(4)	0.7	0.8	3.3	8.3

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$76.7	$56.8	$209.7	$191.5

(1)	The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA.
(2)	In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. These contractual performance obligation expired without the customer requiring performance. As such, the Partnership reversed the liabilities as we no longer have any obligations under the contract.
(3)	Reflects net income attributable to our Granite City facility prior to the Granite City Dropdown on January 13, 2015 adjusted for Granite City’s share of interest, taxes, depreciation and amortization during the same period.
(4)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to to Net Income

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Dollars in millions)
Net cash provided by operating activities	$43.6	$61.2	$183.6	$149.4
Subtract:
Depreciation and amortization expense	20.4	20.4	77.7	67.4
Gain on extinguishment of debt	(0.1)	(10.1)	(25.0)	(0.7)
Changes in working capital and other	(23.0)	14.0	9.5	(9.5)

Net income	$46.3	$36.9	$121.4	$92.2

Add:
Depreciation and amortization expense	$20.4	$20.4	$77.7	$67.4
Interest expense, net	12.0	13.8	47.7	48.2
Gain on extinguishment of debt	(0.1)	(10.1)	(25.0)	(0.7)
Income tax expense (benefit)	0.6	(0.1)	2.0	(2.5)
Contingent consideration adjustments(1)	(1.8)	—	(10.1)	—
Non-cash reversal of acquired contractual obligation(2)	—	(3.3)	(0.7)	(3.3)

Adjusted EBITDA	$77.4	$57.6	$213.0	$201.3

Subtract:
Adjusted EBITDA attributable to Previous Owner(3)	—	—	—	1.5
Adjusted EBITDA attributable to noncontrolling interest(4)	0.7	0.8	3.3	8.3

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$76.7	$56.8	$209.7	$191.5

Plus :
Coal Logistics deferred revenue(5)	(25.4)	(0.7)	1.5	0.4
Corporate cost holiday/deferral	—	—	13.9	—
Subtract:
Ongoing capex	4.8	9.0	14.4	20.4
Replacement capex accrual	1.9	1.9	7.6	7.2
Cash interest accrual	11.9	13.6	49.0	47.2
Cash tax accrual	0.9	(0.6)	1.8	—

Distributable cash flow	$31.8	$32.2	$152.3	$117.1

Quarterly cash distribution	$29.5	$28.0	$116.4	110.2
Distribution coverage ratio(6)	1.08x	1.15x	1.31x	1.06x

(1)	The Partnership amended its contingent consideration terms with The Cline Group. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA.
(2)	In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. These contractual performance obligation expired without the customer requiring performance. As such, the Partnership reversed the liabilities as we no longer have any obligations under the contract.
(3)	Reflects net income attributable to our Granite City facility prior to the Granite City Dropdown on January 13, 2015 adjusted for Granite City’s share of interest, taxes, depreciation and amortization during the same period.
(4)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(5)	Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Distributable Cash Flow as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract, at which time it will be excluded from Distributable Cash Flow.
(6)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated 2017 Consolidated Adjusted EBITDA to Estimated Net Income

and Net Cash Provided by Operating Activities

	2017
	Low	High
Net Cash Provided by Operating Activities	$142	$162
Subtract:
Depreciation and amortization expense	86	86
Changes in working capital and other	(17)	(11)

Net income	$73	$87

Add:
Depreciation and amortization expense	86	86
Interest expense, net	52	48
Income tax expense	2	2

Adjusted EBITDA	$213	$223

Subtract: Adjusted EBITDA attributable to non controlling interest(1)	3	3
Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$210	$220
Subtract:
SXC Corp Cost Support Payback	8	8
Ongoing capex (SXCP share)	17	17
Replacement capex accrual	8	8
Cash interest accrual	48	48
Cash tax accrual(2)	3	3

Estimated distributable cash flow	$126	$136

(1)	Adjusted EBITDA attributable to noncontrolling interests represents SXC’s 2% interest in Haverhill, Middletown and Granite City cokemaking facilities.
(2)	Cash tax impacts from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.